As filed with the Securities and Exchange Commission on March 10, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Exxon Mobil Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	13-5409005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5959 Las Colinas Boulevard

Irving, Texas, 75039-2298

(972) 444-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert N. Schleckser

Vice President and Treasurer

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, Texas 75039-2298

(972) 444-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan

Byron B. Rooney

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post- effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post- effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post- effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	An indeterminate aggregate initial offering price and amount of debt securities as may from time to time be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Exxon Mobil Corporation

Debt Securities

We may offer debt securities from time to time. We may offer the debt securities in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these debt securities, before you make your investment decision.

Investing in these securities involves certain risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2017

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The terms “ExxonMobil,” “the Company,” “we,” “us” and “our” refer to Exxon Mobil Corporation and its subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Description of Debt Securities” section of this prospectus, references to “the Company,” “we,” “us” and “our” are to Exxon Mobil Corporation only and not to any of its subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the debt securities being offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

EXXON MOBIL CORPORATION

ExxonMobil was incorporated in the State of New Jersey in 1882. Our divisions and affiliated companies operate or market products in the United States and most other countries of the world. Our principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. We are a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. Our affiliates conduct extensive research programs in support of these businesses.

Our principal offices are located at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298, and our telephone number is (972) 444-1000. We maintain a website at exxonmobil.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the debt securities will be used for general corporate purposes. We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including, but not limited to, marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.7	17.6	46.9	55.7	62.4

The ratio of earnings to fixed charges was calculated by dividing total adjusted earnings available for payment of fixed charges by fixed charges. Total adjusted earnings available for payment of fixed charges were calculated as income from continuing operations before income taxes and fixed charges, including earnings attributable to noncontrolling interests in consolidated subsidiaries, plus any excess of (or minus any shortfall in) dividends over earnings of our affiliates accounted for by the equity method. Fixed charges include interest expense on borrowings, capitalized interest and management’s estimate of the interest component of rental cost.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered and the extent, if any, to which such general provisions may apply to such offered debt securities will be described in the prospectus supplement relating to such offered debt securities. This prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered. In this section, the terms “the Company,” “we,” “us” and “our” refer to Exxon Mobil Corporation only and not to any of its subsidiaries.

The debt securities are to be issued under an Indenture (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The form of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture. The terms of any supplemental indenture entered into or officer’s certificate delivered in connection with a particular issuance of debt securities will be described in the prospectus supplement relating to such offered debt securities.

References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company.

Debt securities of a series will be issued in registered form (“Securities”) as specified in the terms of the series. Debt securities of a series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Reference is made to the prospectus supplement relating to the particular series of debt securities offered thereby for the terms of the offered debt securities, including:

•	the title of the debt securities;

•	the aggregate principal amount;

•	the issue price expressed as a percentage of the aggregate principal amount;

•	the date or dates of maturity or the method of determination thereof;

•	the interest rate or rates (which may be fixed or floating) per annum, if any, or the method by which such interest rate or rates will be determined;

•	the date or dates any interest will commence accruing and be payable and the record dates for any interest payments;

•	the place or places where principal and any interest or premium will be paid;

•	the dates and redemption prices relating to any optional or mandatory redemption and other terms and conditions of any optional or mandatory redemptions;

•	any optional or mandatory sinking fund or analogous provisions;

•	the denominations of the debt securities if other than denominations of $2,000 and any higher integral multiples of $1,000;

•	the portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any paying agents, transfer agents, registrars or other agents for a series of debt securities;

•	the currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any) on the debt securities if other than the currency of the United States of America;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	if the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

•	if the debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of the debt securities as outstanding securities under the Indenture;

•	if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on the debt securities, may be determined with reference to an index, formula or other method, the manner of determining such amounts;

•	whether such debt securities are to be issued in temporary or permanent global form;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

•	any events of default, if not set forth in the Indenture;

•	any restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

•	any applicable material United States federal income tax consequences.

Unless otherwise indicated in the prospectus supplement relating thereto, principal (and premium, if any) and interest will be payable and the Securities will be transferable at the office or agency maintained by us for such purpose. Payment of principal (and premium, if any) and interest on Global Securities registered in the name of or held by the depository or its nominee will be made in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such Global Security. If any of the debt securities is no longer represented by a Global Security, payment of interest on Securities may, at our option, be made by check mailed directly to holders at their registered addresses. See “Forms of Debt Securities.” No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

Covenants

Unless otherwise specified in any prospectus supplement, the Indenture will not contain any covenants that (i) limit the amount of indebtedness (including secured indebtedness) or lease obligations that may be incurred by the Company and its subsidiaries, or (ii) restrict the Company from entering into change of control transactions (other than as specified under “—Merger and Consolidation” below).

Merger and Consolidation

Unless otherwise provided in any prospectus supplement, the Company will covenant that it will not merge or sell, convey, transfer or lease its properties and assets substantially as an entirety unless the Company is the surviving corporation or the successor person is a person organized under the laws of the United States (including any state thereof and the District of Columbia) which expressly assumes the Company’s obligations on all the debt securities and under the Indenture and, after giving effect to such transaction, the Company or the successor person would not be in default under the Indenture.

Events of Default

The Indenture defines “Events of Default” with respect to the debt securities of any series as being one of the following events:

(i) default in the payment of any installment of interest on that series for 30 days after becoming due;

(ii) default in the payment of principal of (or premium, if any, on) that series when due;

(iii) default in the deposit of any sinking fund payment when due;

(iv) default in the performance or breach of any other covenant or warranty in the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than that series) for 90 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 25 percent in principal amount of the debt securities of all series affected;

(v) certain events of bankruptcy, insolvency or reorganization with respect to the Company; and

(vi) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default shall occur and be continuing, either the Trustee or the holders of at least 25 percent in principal amount of the debt securities then outstanding of all series affected, voting as a single class, may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to any such series) of the debt securities of all such series to be due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an Event of Default pursuant to (v) above occurs with respect to the Company, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.

The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default actually known to one of its responsible officers, give the holders of debt securities notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any debt security, the Trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

The Company will be required to furnish to the Trustee annually a statement by the principal financial officer, the principal executive officer or the principal accounting officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions under the Indenture and, if the Company is in default, specifying each such default.

The holders of a majority in principal amount of the outstanding debt securities of all series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

The Indenture may generally be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification (voting as a single class); provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Without the consent of any holder of debt securities, the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or the debt securities issued under that Indenture for any of the following purposes, among other things:

(a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, as supplemented, and in the debt securities;

(b) to add to the covenants of the Company, for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Default;

(d) to permit the issuance of debt securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(e) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only with respect to debt securities not outstanding at the time of the execution of such supplemental indenture;

(f) to secure the debt securities;

(g) to establish the form or terms of debt securities of any series;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the debt securities of one or more series and/or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(i) to cure any ambiguity, to correct or supplement any provision of the Indenture, as supplemented, which may be defective or inconsistent with any other provision herein or to conform any provision applicable to debt securities of any series to the description of the terms of such debt securities in any prospectus supplement; or

(j) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

Defeasance and Discharge

The Indenture provides that the Company may elect, with respect to the debt securities of any series, either:

(i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities and certain obligations owed to the Trustee (“legal defeasance”)); or

(ii) to be released from its obligations to comply with any restrictive covenants under the Indenture,

in either case after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must, in the case of legal defeasance, be based on a change in applicable U.S. federal income tax law after the date of the Indenture or a ruling published by the U.S. Internal Revenue Service after the date of the Indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to beneficial owners of such debt securities. For the avoidance of doubt, neither the Trustee nor any of its agents are responsible for determining the sufficiency of any amounts deposited in trust pursuant to a discharge or defeasance of any series of debt securities under the Indenture and neither the Trustee nor any of its agents shall have any obligation or liability whatsoever with respect to the sufficiency of such amounts.

The Indenture also provides that the Indenture shall cease to be of further effect with respect to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities of such series), and the Trustee, at the expense of and upon written instruction by the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series, when

(a) either:

(i) all debt securities of such series theretofore authenticated and delivered (other than (i) debt securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture and (ii) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee for cancellation; or

(ii) all such debt securities of such series not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable, or

(B) will become due and payable at their stated maturity (as defined in the Indenture) within one year of the date of deposit, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of debt securities which have become due and payable), or to the stated maturity or the redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to such series; and

(c) the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that, with respect to such series, all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture and will have been appointed by the Company as initial security registrar with regard to the debt securities. We will specify any material relationship we may have with the Trustee in the prospectus supplement. In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

FORMS OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the definitive securities to the Trustee, security registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ExxonMobil, the Trustee, the security registrar or any other agent of ExxonMobil or agent of the Trustee or the security registrar will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant security registrar or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Euroclear and Clearstream

If the depositary for a global security is The Depository Trust Company, or “DTC,” you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

ExxonMobil may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the debt securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such debt securities and the proceeds to be received by ExxonMobil, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any debt securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of debt securities, if any are purchased.

We may sell the debt securities through agents from time to time. The prospectus supplement will name any agent of ours involved in the offer or sale of the debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the debt securities from ExxonMobil at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with ExxonMobil to indemnification by ExxonMobil against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for ExxonMobil and its affiliates in the ordinary course of business.

Each series of debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

ExxonMobil files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers like ExxonMobil who file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

The Securities and Exchange Commission allows ExxonMobil to “incorporate by reference” information into this document. This means that ExxonMobil can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that ExxonMobil makes with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed), prior to the termination of the offering of debt securities under this prospectus.

Exxon Mobil Corporation Securities and Exchange Commission Filings	Period or date filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2016

Current Reports on Form 8-K	January 3, 2017, January 17, 2017 and January 26, 2017

Documents incorporated by reference are available from the Securities and Exchange Commission as described above or from ExxonMobil without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

Exxon Mobil Corporation

Treasurer’s Department – Planning and Financial Markets

Attn: Bondholder Services

5959 Las Colinas Boulevard

Irving, Texas 75039-2298

Telephone: (972) 444-1000

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Statements relating to future plans, projections, events or conditions are forward-looking statements. Future results, including project plans, costs, timing, and capacities; capital and exploration expenditures; asset carrying values; resource recoveries; and share purchase levels, could differ materially due to factors including: changes in oil, gas, or petrochemical prices or other market or economic conditions affecting the oil, gas, or petrochemical industries, including the scope and duration of economic recessions; the outcome of exploration and development efforts; changes in law or government regulation, including tax and environmental requirements; the impact of fiscal and commercial terms and outcome of commercial negotiations; changes in technical or operating conditions; actions of competitors; and other factors discussed under the heading “Factors Affecting Future Results” in the “Investors” section of ExxonMobil’s website and in Item 1A of ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. ExxonMobil undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York. James E. Parsons, Esq., ExxonMobil’s Coordinator—Corporate Securities and Finance Law, will issue an opinion concerning certain matters relating to laws of the State of New Jersey.

EXPERTS

The consolidated financial statements of ExxonMobil and ExxonMobil management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to ExxonMobil’s Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

Item 15. Indemnification of directors and officers

The Registrant’s restated certificate of incorporation does not contain any provision relating to the indemnification of its directors or officers. Article X of the Registrant’s by-laws provides that the Registrant shall indemnify to the full extent permitted by law any current or former director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement, actually and reasonably incurred by such person in connection with such legal action. No indemnification is required under the Registrant’s by-laws with respect to any settlement or other nonadjudicated disposition of any legal action unless the Registrant has previously consented to such settlement or other disposition.

The Registrant is organized under the laws of the State of New Jersey. Section 14A:3-5(2) of the New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against his or her expenses and liabilities in connection with any proceeding involving such corporate agent by reason of his or her being or having been a corporate agent, other than derivative proceedings, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Under Section 14A:3-5(3) of the New Jersey Business Corporation Act, a New Jersey corporation may indemnify a corporate agent against his or her expenses in connection with any derivative proceedings. A standard of care similar to Section 14A:3-5(2) of the New Jersey Business Corporation Act is applicable, except no indemnification may be provided in respect of any claim, issue or matter as to which the corporate agent is adjudged to be liable to the corporation, unless (and only to the extent that) the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 14A:3-5(4) of the New Jersey Business Corporation Act requires a New Jersey corporation to indemnify a corporate agent for his or her expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, under Section 14A:3-5(11) of the New Jersey Business Corporation

Act, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the board of directors or of the corporation’s shareholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action (in effect at the time of the accrual of the alleged cause of action asserted in the proceeding) that prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Under Section 14A:3-5(6) of the New Jersey Business Corporation Act, expenses incurred by a director, officer, employee or other agent in connection with a proceeding may, except as described in the immediately preceding paragraph, be paid by the corporation before the final disposition of the proceeding as authorized by the board of directors upon receiving an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified. Article X of the Registrant’s by-laws provides that the Registrant shall pay the expenses (including attorneys’ fees) incurred by a current or former officer or director of the Registrant in defending any legal action in advance of its final disposition promptly upon receipt of such an undertaking.

Under Section 14A:3-5(8) of the New Jersey Business Corporation Act, the power to indemnify and advance expenses under the New Jersey Business Corporation Act does not exclude other rights, including the right to be indemnified against liabilities and expenses incurred in derivative proceedings, to which a corporate agent may be entitled to under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Section 14A:3-5(9) of the New Jersey Business Corporation Act further provides that a New Jersey corporation has the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify him or her against such expenses and liabilities under the New Jersey Business Corporation Act. The Registrant maintains directors’ and officers’ liability insurance on behalf of its directors and officers.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1	Form of Underwriting Agreement—Standard Provisions (Debt Securities) (incorporated by reference to Exhibit 1.1 of Exxon Mobil Corporation’s Registration Statement on Form S-3, Registration No. 333-194609, filed March 17, 2014)

3.1	Restated Certificate of Incorporation, as restated November 30, 1999, and as further amended effective June 20, 2001 (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015)

3.2	By-Laws, as revised to November 1, 2016 (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on November 1, 2016)

4.1	Indenture, dated as of March 20, 2014, between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Exxon Mobil Corporation’s Current Report on Form 8-K filed on March 20, 2014)

Exhibit No.	Document

4.2	Form of Debt Security (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

5.2	Opinion of James E. Parsons, Esq., Coordinator – Corporate Securities and Finance Law of Exxon Mobil Corporation

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of Exxon Mobil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3	Consent of James E. Parsons, Esq. (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature page of the registration statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on March 10, 2017.

Exxon Mobil Corporation

By:	/s/ Darren W. Woods
Name: Darren W. Woods
Title: Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Vint, Stephen A. Littleton and Jeffrey S. Lynn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

/s/ Darren W. Woods Darren W. Woods	Chairman of the Board (Principal Executive Officer)

/s/ Susan K. Avery Susan K. Avery	Director

/s/ Michael J. Boskin Michael J. Boskin	Director

/s/ Peter Brabeck-Letmathe Peter Brabeck-Letmathe	Director

/s/ Angela F. Braly Angela F. Braly	Director

/s/ Ursula M. Burns Ursula M. Burns	Director

/s/ Larry R. Faulkner Larry R. Faulkner	Director

Signature	Title

/s/ Henrietta H. Fore Henrietta H. Fore	Director

/s/ Kenneth C. Frazier Kenneth C. Frazier	Director

/s/ Douglas R. Oberhelman Douglas R. Oberhelman	Director

/s/ Samuel J. Palmisano Samuel J. Palmisano	Director

/s/ Steven S Reinemund Steven S Reinemund	Director

/s/ William C. Weldon William C. Weldon	Director

/s/ Andrew P. Swiger Andrew P. Swiger	Senior Vice President (Principal Financial Officer)

/s/ David S. Rosenthal David S. Rosenthal	Vice President and Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form of Underwriting Agreement—Standard Provisions (Debt Securities) (incorporated by reference to Exhibit 1.1 of Exxon Mobil Corporation’s Registration Statement on Form S-3, Registration No. 333-194609, filed March 17, 2014)

3.1	Restated Certificate of Incorporation, as restated November 30, 1999, and as further amended effective June 20, 2001 (incorporated by reference to Exhibit 3(i) to Exxon Mobil Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015)

3.2	By-Laws, as revised to November 1, 2016 (incorporated by reference to Exhibit 3(ii) to Exxon Mobil Corporation’s Current Report on Form 8-K filed on November 1, 2016)

4.1	Indenture, dated as of March 20, 2014, between Exxon Mobil Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Exxon Mobil Corporation’s Current Report on Form 8-K filed on March 20, 2014)

4.2	Form of Debt Security (included in Exhibit 4.1)

5.1	Opinion of Davis Polk & Wardwell LLP

5.2	Opinion of James E. Parsons, Esq., Coordinator—Corporate Securities and Finance Law of Exxon Mobil Corporation

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of Exxon Mobil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3	Consent of James E. Parsons, Esq. (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature page of the registration statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Deutsche Bank Trust Company Americas